UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2010

General Steel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chaoyangmenwai Ave.,
Chaoyang District, Beijing 100020
(Address of principal executive offices)

Registrant’s telephone number, including area code:
+ 86 (10) 58797346

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 7, 2010, General Steel Holdings, Inc. (the “Company”) and Maoming Hengda Steel Group Ltd. (“Maoming”), a subsidiary of the Company, entered into a Debt Repayment Agreement (the “Agreement”) with Guangzhou Hengda Industrial Group Ltd. (“Guangzhou Hengda”), a corporation formed under the laws of the People’s Republic of China, and its sole shareholder Ms. Ding Yumei whereby the Company issued 928,163 shares of its common stock (the “Shares”) to Ms. Ding Yumei, the designee and sole shareholder of Guangzhou Hengda, to partially repay the amount owed to Guangzhou Hengda.  The Company issued the Shares at a price of $7.00 per share thereby reducing the amount owed by $6,497,141.

The foregoing description of the Agreement is qualified in its entirety by the full text thereof attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures in Item 1.01 above are incorporated into this Item 3.02 by reference.  The issuance of the Shares was made in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Debt Repayment Agreement, dated June 7, 2010, by and between General Steel Holdings, Inc., Maoming Hengda Steel Group Ltd., Guangzhou Hengda Industrial Group Ltd. and Ms. Ding Yumei.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: June 9, 2010